Exhibit 4.9

SECOND SUPPLEMENTAL INDENTURE
dated as of February 28, 2014
among
PDL BIOPHARMA, INC.,
as Issuer,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
___________________________
4.00% Convertible Senior Notes due 2018

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of February 28, 2014, between PDL BioPharma, Inc., a Delaware corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”).
RECITALS
WHEREAS, the Company and the Trustee entered into an indenture, dated as of February 12, 2014 (the “Base Indenture”), and a supplemental indenture dated as of February 12, 2014 (the “Supplemental Indenture”; the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) relating to the Company’s 4.00% Convertible Senior Notes due 2018 (the “Notes”); and
WHEREAS, subclause (11) of Section 10.01 of the Base Indenture and Section 7.01(b)(ii) of the Supplemental Indenture permit amendments to the Indenture for the purposes of conforming the provisions of the Indenture to the prospectus dated June 21, 2013, as supplemented by the Supplemental Prospectus dated February 6, 2014 with respect to the Notes, without obtaining the consent of any Holder.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2. Section 1.01 of the Supplemental Indenture is hereby amended by restating the definition of “Stated Maturity” as follows:
“Stated Maturity” means, with respect to any Note and the payment of the principal amount thereof, February 1, 2018.

Section 3. Exhibit A of the Supplemental Indenture is hereby deleted in its entirety and replaced by Exhibit A to this Second Supplemental Indenture.
Section 4. The foregoing amendments are limited in effect and, except as specifically set forth in this Second Supplemental Indenture, shall apply only as expressly set forth in this Second Supplemental Indenture and shall not constitute a modification or amendment of any other provision of the Indenture. Except as expressly amended hereby, all the terms, conditions and provisions of the Indenture shall remain in full force and effect.
Section 5. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 6. This Second Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 7. This Second Supplemental Indenture is an amendment supplemental to the Indenture (as amended and supplemented to the date hereof) and the Indenture and this Second Supplemental Indenture will henceforth be read together.
Section 8. The Trustee shall have no responsibility for the validity or sufficiency of this Supplemental Indenture, nor for the recitals contained herein, all of which are taken to be statements of the Company.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

PDL BIoPHARMA, INC.,
By:	/s/ Peter S. Garcia
Name: Peter S. Garcia Title:VP and CFO

THE BANK OF NEW YORK MELLON TRUST COMPAny, N.A., as Trustee
By:	/s/ Teresa Petta
Name: Teresa Petta Title:Vice President

EXHIBIT A

[Form of Note]
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Ex. A-5

PDL BIOPHARMA, INC.
4.00% Convertible Senior Note due 2018
No. [ ]    Initially $[ ]
CUSIP No. 69329Y AF1
PDL BioPharma, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, [ ] ($[ ]) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto) on February 1, 2018 unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.
Interest Payment Dates: February 1 and August 1, commencing August 1, 2014.
Regular Record Dates: January 15 and July 15.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
[Remainder of page intentionally left blank]

Ex. 6

IN WITNESS WHEREOF, PDL BIOPHARMA, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.
Dated:

PDL BIOPHARMA, INC.
By:
Name:
Title:

Attest
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

Ex. 7

[FORM OF REVERSE OF NOTE]
PDL BIOPHARMA, INC.
4.00% Convertible Senior Note due 2018
This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of February 12, 2014, as amended and supplemented from time to time in accordance with the terms thereof (herein called the “Original Indenture”) and as further supplemented by the Supplemental Indenture dated as of February 12, 2014 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to conditions specified in the Indenture.
1.    INTEREST
This Note shall bear interest at a rate of 4.00% per annum from February 12, 2014 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each February 1 and August 1, commencing on August 1, 2014, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest shall be payable at the option of the Company on the terms set forth in Section 5.02 of the within-mentioned Supplemental Indenture.
The Company shall pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of 4.00% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2.    MATURITY DATE
The Notes shall mature on February 1, 2018.
3.    METHOD OF PAYMENT
The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of any Definitive Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York,

Ex. 8

New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar for the Notes. Interest on any Definitive Notes shall be payable (i) to Holders of Definitive Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of such Notes at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Definitive Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.
As provided in and subject to the provisions of the Indenture, the Company shall make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on Stated Maturity thereof, as the case may be, to the holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
4.    PAYING AGENT, REGISTRAR, CONVERSION AGENT.
Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) shall act as Paying Agent, Registrar and Conversion Act. The Issuer may change Paying Agent, Registrar or Conversion Agent without prior notice.
5.    NO REDEMPTION
This Note is not subject to redemption at the option of the Company and, for the avoidance of doubt, this Note is not subject to the provisions of Article Three of the Original Indenture.
6.    FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON
Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
7.    CONVERSION
As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during periods and upon the occurrence of conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding February 1, 2018, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash up to the aggregate principal amount of the Notes to be converted and if applicable, shares of Common Stock, in respect of the remainder, if any, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
8.    SATISFACTION AND DISCHARGE

Ex. 9

The provisions in Section 6.01 of the Supplemental Indenture supersede the entirety of Section 8.01 of the Original Indenture with respect to this Note.
9.    DENOMINATIONS, TRANSFER, EXCHANGE
As provided in the Indenture and subject to limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.
The Notes are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
10.    DEFAULTS AND REMEDIES
As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture; provided that upon the occurrence of an Event of Default specified in Section 5.01(j) or (k) of the Supplemental Indenture, the principal amount of, and interest on, all the Notes shall automatically become due and payable.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, any premium and interest on and any consideration due upon conversion of this Note at the time, place and rate, and in the coin and currency, herein prescribed.
11.    AMENDMENT, SUPPLEMENT AND WAIVER
The Indenture permits, with exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time outstanding.
The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past

Ex. 10

defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
12    PERSONS DEEMED OWNERS
The Holder of a Note may be treated as the owner of it for all purposes.
13.    DEFINITIONS
All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
14.    AUTHENTICATION
Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
15.    INDENTURE TO CONTROL; GOVERNING LAW
In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note and any claim, controversy or dispute arising under or related to this Note, for all purposes, shall be governed by, and construed in accordance with, the laws of the State of New York.
16.    ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= as joint tenants with right of Survivorship and not as tenants in common), UGMA (= Uniform Gifts to Minors Act), CUST (= Custodian).
Additional abbreviations may also be used though not in the above list.

Ex. 11

SCHEDULE A
SCHEDULES OF EXCHANGES OF NOTES
PDL BIOPHARMA, INC.
4.00% Convertible Senior Notes due 2018
The initial principal amount of this Global Note is _______ DOLLARS ($[_________]). The following, exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange, Repurchase or Conversion	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following Each Increase of Decrease	Signature of Authorized Officer of Trustee

Ex. 12